Exhibit 10.32

[ * ] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED. CONFIDENTIAL TREATMENT

VARENNES CELLULOSIC ETHANOL LP

LIMITED PARTNERSHIP AGREEMENT

Dated as of September 19, 2008

TABLE OF CONTENTS

Article I INTERPRETATION		2

1.1	Definitions	2
1.2	Internal Definitions	5
1.3	Currency	5
1.4	Interpretation	5
1.5	Headings	5
1.6	Accounting Terms	5
1.7	Schedules	5

Article II THE PARTNERSHIP		6

2.1	Formation	6
2.2	Commencement and Term	6
2.3	Scope of Agreement	6
2.4	Agency	6
2.5	Name	6
2.6	Fiscal Year	7
2.7	Accounting	7
2.8	Banking	7
2.9	Signage and Advertising	7
2.10	Title to Partnership Property	8
2.11	New Partners	8
2.12	Diligence	8
2.13	Offices	8
2.14	Conflicts of Interest	8
2.15	Other Activities and Interests	8

Article III AGREEMENTS BETWEEN THE LIMITED PARTNERS AND THE PARTNERSHIP		9

3.1	Services Agreement between Enerkem and the Partnership	9
3.2	Services Agreement between GFE and the Partnership	9
3.3	Licence of Enerkem Technology to Partnership	10
3.4	Superficies Agreement between GreenField and the Partnership	10
3.5	Sale of Synthetic Gas to GreenField	10
3.6	Other Contracts with Partners and Their Affiliates	10

Article IV FINANCING		11

4.1	Modes of Financing	11
4.2	Government Support	11
4.3	Project Financing	11
4.4	Funding by Partners	12

Article V CAPITAL		13

5.1	Capital Accounts	13
5.2	General Partner’s Capital Account	13

[ * ] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED. CONFIDENTIAL TREATMENT

5.3	Limited Partner’s Capital Accounts	13
5.4	Fair Market Value of the Initial Capital Contributions	13
5.5	Additional Equity Investment by the Limited Partners	13
5.6	Capital Account Allocations	14
5.7	Determination of Net Income or Loss	15
5.8	Allocation of Net Income or Loss	15
5.9	Computation of Income or Loss for Tax Purposes	15
5.10	Tax Allocation	15

Article VI DISTRIBUTIONS		15

6.1	Use of Funds	15
6.2	Distribution Policy	16

Article VII DEALINGS WITH PARTNERS’ INTERESTS		16

7.1	General Prohibition on Dealing with Interests	16
7.2	Encumbrance to Lender	16
7.3	Transfer to Affiliate	17

Article VIII		18

GENERAL PARTNER		18
8.1	Management Authority and Standard of Care	18
8.2	No Transfer, Withdrawal or Loans	18
8.3	No Liability to Partnership or Limited Partners	19

Article IX		19

LIMITED PARTNERS		19
9.1	Limited Liability	19
9.2	No Participation in Management	19

Article X BUY/SELL		19

10.1	Buy/Sell	19
10.2	Provisions Governing Closing of Purchase of Project	21
10.3	Failure to Close	22
10.4	Distribution of Proceeds	23
10.5	Provisions Governing Closing of Purchase of Interest	23

Article XI RIGHT OF FIRST REFUSAL		23

11.1	Right of First Refusal	23

Article XII PURCHASE ON DEFAULT		24

12.1	Events of Default	24
12.2	Right of Purchase on Default of Other Partner	25
12.3	Implementation of Acquisition	27

Article XIII TERMINATION		27

13.1	Non-Termination of Partnership	27
13.2	Termination of Partnership	27
13.3	Distribution Upon Termination	28

[ * ] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED. CONFIDENTIAL TREATMENT

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13.4	Completion of Elections	28

Article XIV CONFIDENTIALITY		28

14.1	Confidential Information	28
14.2	Public Announcement	31

Article XV GENERAL		31

15.1	Power of Attorney	31
15.2	No Registration	32
15.3	Arbitration	32
15.4	Notices	32
15.5	Time of Essence	33
15.6	Time for Action	33
15.7	Amendment of Agreement	33
15.8	Assignment	33
15.9	Non-Waiver	33
15.10	Governing Law	33
15.11	Enurement	34
15.12	Further Assurances	34
15.13	Rights of Partners Independent	34
15.14	Severability	34

[ * ] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED. CONFIDENTIAL TREATMENT

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LIMITED PARTNERSHIP AGREEMENT made as of the 19th day of September, 2008

BETWEEN:

7037163 CANADA INC., a corporation under the laws of Canada,

(hereinafter called the “General Partner”)

OF THE FIRST PART

ENERKEM INC., a corporation under the laws of Canada,

(hereinafter called “Enerkem”)

OF THE SECOND PART

- and -

GREENFIELD ADVANCED BIOFUELS INC., a corporation under the laws of Canada,

(hereinafter called “GreenField”)

OF THE THIRD PART

- and -

SUCH OTHER PARTY OR PARTIES AS MAY FROM TIME TO TIME HEREAFTER BE ADMITTED AS LIMITED PARTNERS

(hereinafter called, with GreenField and Enerkem, the “Limited Partners” and each a “Limited Partner”)

OF THE FOURTH PART

WHEREAS:

A.                                   GreenField is a wholly-owned subsidiary of GreenField Ethanol Inc. and an Affiliate of GreenField Ethanol of Quebec Inc. (“GEQI”), the owner and operator of a distillery producing fuel ethanol (the “Varennes Plant”) on lands at Varennes, Quebec (the “Varennes Property”, as more particularly described below);

B.                                     Enerkem is a gasification technology company specializing in the production of synthetic gas using a proprietary low-severity gasification technology and in the conversion of the synthetic gas into fuels;

C.                                     Enerkem and GFE have entered in to a Development Rights Agreement dated as of September 19, 2008 (the “Development Rights Agreement”), pursuant to which they have agreed to offer one another the opportunity to co-invest in other projects using the Enerkem Technology in certain territories;

[ * ] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED. CONFIDENTIAL TREATMENT

D.                                    GreenField has agreed with Enerkem that they will enter into an Ontario limited partnership (the “Partnership”) for the purpose of designing, building and operating the Commercial Plant (as defined and more particularly described below) on a portion of the Varennes Property adjacent to the Varennes Plant, on and subject to the terms and conditions and hereinafter set forth; and

E.                                      the Partnership created by this Agreement constitutes the Joint Project Special Purpose Vehicle (as defined by the Development Rights Agreement) in relation to the Project.

NOW THEREFORE in consideration of the premises, of the covenants and agreements set forth herein, of the sum of Five Dollars ($5.00) now paid by each party to the other and of other good and valuable consideration, the receipt and sufficiency of which each party hereby acknowledges, the parties hereto hereby covenant and agree as follows:

ARTICLE I
INTERPRETATION

1.1                               Definitions

Unless the subject matter or context otherwise requires:

“Additional Equity Investment” is defined in Section 5.5.

“Additional Funds” is defined in Section 4.4.

“Affiliate” means, in relation to a party hereto, a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with such party, and for this purpose, “control,” “controlled by” and “under common control with” mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract or otherwise.

“Agreement”, “this Agreement”, “the Agreement”, “hereto”, “hereof”, “herein”, “hereby”, “hereunder” and similar expressions mean or refer to this Agreement as amended from time to time and any indenture, agreement or instrument supplemental or ancillary hereto or in implementation hereof and the expressions “Article”, “section”, “subsection”, “clause” and “subclause” followed by a number or letter mean and refer to the specified Article, section, subsection, clause or subclause of this Agreement.

“Approved by the Partners” means approved by all Partners, and “Approval of the Partners” means such a decision.

“Arm’s Length” shall have the meaning ascribed thereto for purposes of the ITA.

“Auditors” is defined in subsection 2.7(d).

“Business Day” means a day which is not a statutory holiday in Ontario or Quebec and is neither Saturday nor Sunday.

“Capital Account” is defined in Section 5.1.

“Capital Contribution” means, with respect to a Partner, the aggregate capital contributions made to the Partnership by such Partner.

[ * ] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED. CONFIDENTIAL TREATMENT

“Commercial Plant” means a commercial gasification plant using the Enerkem Technology which in the initial phase would produce synthetic gas and methanol from biomass (including without limitation sorted municipal waste), and in a further development phase would convert methanol to one or more transportation biofuels such as ethanol or butanol.

“Commercial Site” means the part of the Varennes Property on which the Commercial Plant will be situated, to be Approved by the Partners and more particularly described in the Superficies Agreement, and includes any rights of way, licences, franchises, easements and privileges appurtenant or appertaining thereto.

“Commitment” means, with respect to a Partner, the amount in money or money’s worth agreed to be contributed as capital to the Partnership by the Partner, as the same may be modified from time to time under the terms of this Agreement

“Defaulting Partner” is defined in subsection 12.2(a).

“Enerkem Technology” means the gasification technology developed by Enerkem, as further described in Schedule “B” to the Development Rights Agreement.

“Event of Default” is defined in Section 12.1.

“GAAP” is defined in Section 1.6.

“General Partner” means 7037163 Canada Inc. in its capacity as general partner of the Partnership, and any successor general partner of the Partnership or permitted assignee of the General Partner.

“GEQI” is defined in the first recital above.

“GFE” means GreenField Ethanol Inc., a corporation under the laws of Canada, of which GreenField is a subsidiary.

“Government Support” means financial support provided by federal, provincial or municipal governments, including without limitation capital and operating grants, subsidies, repayable or forgivable loans, reimbursable tax credits, and loan guarantees.

“Incentive Rate” means a floating annual rate of interest equal to the sum of the [ * ] plus [ * ] percentage points ([ * ] or [ * ] basis points).

“Interest” means a Partner’s respective interest in the profits, losses and distributions of the Partnership and any other interest in the Partnership (including, without limitation, its capital account) as provided in this Agreement, and all of its rights, privileges and obligations contained in this Agreement; and “Interests” means the Interests of all Partners, collectively.

“ITA” means the Income Tax Act (Canada) and the regulations promulgated thereunder, as amended from time to time, including any proposed changes to such act publicly announced by the Minister of Finance effective on the date that such announcement declares such proposed changes to be effective.

“Limited Partner” and “Limited Partners” are defined in the heading hereof.

“LPA” means the Limited Partnerships Act (Ontario) as amended from time to time.

“Non-Funding Partner” is defined in Section 4.4(d)(i).

[ * ] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED. CONFIDENTIAL TREATMENT

“Partner” means each of GreenField, Enerkem, the General Partner, and any other Person that may hereafter be admitted as a partner, for so long as each is a partner, and includes any transferee of its respective Interest from time to time pursuant to this Agreement; and “Partners” means all of the Partners.

“Partnership” means the limited partnership created by this Agreement.

“Person” includes an individual, a partnership, a corporation, a government or any department or agency thereof, a trustee, any unincorporated organization and the heirs, executors, administrators or other legal representatives of an individual.

“Prime Rate” means the floating annual rate of interest announced by the Royal Bank of Canada from time to time as being a reference rate then in effect for determining interest rates on Canadian dollar commercial loans in Canada.

“Process Engineering” means, with respect to a plant or any component thereof, the engineering that determines the sequence of operations and the selection of tools required to build such plant, including the calculations which allow the development of detailed technical descriptions, including

(a)           development of the heat and mass balance;

(b)           development of the process flow diagrams;

(c)           development of process and instrumentation diagrams;

(d)           development of the detailed technical descriptions for the following equipment (if applicable): compressors, feeding system, lock hoppers, reactor(s) (including the bed extract system and tar re-injection system), cyclones, direct contact quench vessel, venturi scrubber, demister, catalytic reactors, alumina storage and feed system, tar tanks (tar/liquor/sludge separation tank), secondary fuel combustor, economizers, superheaters, water treatment system and additional equipment agreed upon by the Parties;

(e)           preparation of operating and maintenance manuals for new or modified plants and processes;

(f)            pre-startup training for plant personnel;

(g)           startup supervision of new plants and equipment;

(h)           identification and mitigation of health and safety risks; and

(i)            provision of support in applications for environmental permits.

“Project” means the carrying out of the Partners’ present intention to design, build and operate the Commercial Plant at the Varennes Property, and to do such other related things as may be determined by the General Partner.

“Project Financing” is defined in subsection 4.3(a).

“Proportion” means, with respect to a Partner, the proportion which the Interest of such Partner is of the aggregate Interests of all Partners, at the time of determination, expressed as a percentage.

[ * ] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED. CONFIDENTIAL TREATMENT

“Superficies Agreement” means an agreement between GEQI and the Partnership, granting a right of superficies to the Partnership in respect of the Commercial Site, in a form satisfactory to the General Partner.

“Syngas” is defined in subsection 3.5(a).

“Syngas Price” is defined in subsection 3.5(a).

“Technology Licence” is defined in subsection 3.3(a).

“Varennes Plant” is defined in the first recital above.

“Varennes Property” means the emplacement fronting on Marie-Victorin Street and on De La Côte Bissonnette Road, in the City of Varennes, Province of Quebec, comprising all or part of certain original lots in the official cadastre of the Parish of Varennes, Registration Division of Verchères, as described in the Deed of Sale from Commercial Alcohols Inc. executed under private signature on September 26, 2006 and registered at the Registry Office for said Registration Division under number 13 680 024.

1.2         Internal Definitions

Certain other terms are defined in specific sections hereof for use in those sections.

1.3         Currency

Whenever and wherever the word “dollars” or the symbol “$” appears in this Agreement it shall mean Canadian dollars and all funds and amounts set out in this Agreement are in Canadian Dollars.

1.4         Interpretation

Grammatical variations of any terms defined herein have similar meanings; words importing the singular number shall include the plural and vice versa; words importing the masculine gender shall include the feminine and neuter genders.

1.5         Headings

The division of this Agreement into separate Articles, sections, subsections, clauses, subclauses and Schedules, and the insertion of headings, are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.6         Accounting Terms

All accounting terms used herein unless specifically defined herein shall be construed in accordance with accounting principles generally accepted in Canada or any successor public accounting principles (“GAAP”) and all financial data submitted pursuant to this Agreement shall be prepared in accordance with GAAP.

1.7         Schedules

The Schedules attached hereto and listed below shall have the same force and effect as if the information contained therein was contained in the body of this Agreement:

[ * ] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED. CONFIDENTIAL TREATMENT

Schedule A	-	[ * ]
Schedule B	-	[ * ]

ARTICLE II
THE PARTNERSHIP

2.1         Formation

The General Partner, Enerkem and GreenField hereby agree to form the Partnership pursuant to and in accordance with the LPA. Forthwith following the execution of this Agreement, the General Partner shall cause a declaration respecting the Partnership to be filed and recorded under the LPA.

2.2         Commencement and Term

(a)           The term of the Partnership shall commence upon the filing of a declaration under section 2.1, and shall continue until the dissolution and termination of the Partnership in accordance with the provisions of Article XIII.  A Partner’s Interest shall not terminate by reason of a negative balance in its capital account.

(b)           Notwithstanding the formation of the Partnership under subsection (a), the Partnership shall not commence active development of the Project unless and until it has been established to the satisfaction of the Limited Partners that the Project can reasonably be expected to meet a minimum of [ * ] annual return on investment, on an [ * ], calculated using a [ * ]

2.3         Scope of Agreement

(a)           The Partners agree that the provisions of this Agreement shall hereafter govern and define their respective rights, proceeds, revenues, benefits, liabilities, interests, powers and obligations between themselves with respect to the Project.

(b)           The scope of the Partnership shall be expressly limited to the Project and the General Partner shall not bind or otherwise render liable the other Partners with respect to any contractual, tortious or other claims with respect to any matters whatsoever not within the scope of the Partnership.

2.4         Agency

Except as provided for in this Agreement or resulting from the provisions of this Agreement, no party shall act as agent for the Partnership or for any other party.

2.5         Name

For convenience, the Project shall be carried out under the name “Varennes Cellulosic Ethanol LP”, or such other name as is Approved by the Partners from time to time.  The Project may also use a French form of its name, and may and be legally designated by either or both of the English form and/or the French form of its name.

[ * ] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED. CONFIDENTIAL TREATMENT

2.6         Fiscal Year

For accounting purposes, the fiscal year end of the Partnership shall be December 31 in each year, or such other date as is Approved by the Partners.

2.7         Accounting

(a)           Proper books of account and records for the Partnership and the Project shall be kept, and entries shall be made therein of all transactions involving the Partnership and of all such other matters, transactions and things as are usually entered in the books of account kept by Persons engaged in a like business.

(b)           The General Partner shall deliver to each Limited Partner the following documents with respect to the Partnership:

(i)            monthly, not later than ten (10) Business Days after the end of each month of every fiscal year of the Partnership, prepare and submit to the Partners a written report setting out at least income and expenses of the Partnership for the preceding month on an accrual basis with comparisons to the budget for such year and explanations of material deviations from the budget;

(ii)           annually, within 120 days of the end of each fiscal year of the Partnership, submit audited financial statements to the Partners, reported on by the Auditors, providing an accounting of the income and expenses of the Partnership for the previous year prepared in accordance with GAAP; and

(iii)          annually, between 45 days before and 60 days after the beginning of each fiscal year of the Partnership, a budget of income and expenses for the ensuing fiscal year.

(c)           Each Partner shall have the right from time to time and at all reasonable times during usual business hours to examine and make copies of or extracts from the books and records of the Partnership.

(d)           The auditors of the Partnership (the “Auditors”) shall be such firm of chartered accountants of national standing demonstrating the required expertise as may from time to time be determined by the General Partner, provided that the auditors of the Partnership shall not also be the auditors of any Limited Partner.

2.8         Banking

The Partnership shall maintain a bank account or accounts with such bank as shall be determined by the General Partner from time to time. All monies received from time to time relating to the Project shall be paid into such account(s). All cheques and other transactions of $25,000 or more will require the signature of two officers of the General Partner.

2.9         Signage and Advertising

Except as may be otherwise agreed upon in writing by both of the Partners, all references to the Project, references to the development of the Project, and signage and advertising of the Project shall be as Approved by the Partners.

[ * ] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED. CONFIDENTIAL TREATMENT

2.10       Title to Partnership Property

All partnership property shall be owned by, on behalf of and for the account of the Partnership, and no Partner shall have any ownership interest in such partnership property in the Partner’s individual name or right.

2.11       New Partners

Except as herein expressly permitted, no additional Persons shall be admitted to the Partnership without the unanimous consent of the Partners.

2.12       Diligence

No Partner shall be required to devote any particular amount of time or attention to the Project save as otherwise provided herein or as shall be necessary to comply with this Agreement.

2.13       Offices

The principal place of business of the Partnership in Ontario for purposes of its declaration under the LPA shall be at such location as may from time to time be determined by the General Partner.   The Partnership shall maintain an administrative office in the City of Varennes, Province of Quebec, and such other or additional places of business as may be determined from time to time by the General Partner upon notice to the Limited Partners.

2.14       Conflicts of Interest

A Partner who:

(a)           has a material interest in any Person who is a party to a material contract or proposed material contract with the Partnership; or

(b)           does not deal at Arm’s Length with any Person who is a party to a material contract or proposed material contract with the Partnership;

shall disclose in writing to the other Partners the nature and extent of its interest forthwith after becoming aware of the contract or proposed contract or after becoming so interested, as the case may be. The Partners acknowledge and agree that the contracts referred to in Article III shall not be subject to the process described in this Section.

2.15       Other Activities and Interests

In view of the specific and limited purposes of this Agreement and the Partnership, the holding of an Interest in the Partnership shall not be deemed to restrict in any way the freedom of a Partner to conduct any business or activity whatsoever including, without limitation the acquisition, development, operation or management of any industrial project; each Partner shall have the absolute right to engage in any business or venture for its own individual profit regardless of whether such other business or venture is in competition with the Partnership, and no Partner, by reason solely of this Agreement, shall have any interest in any other property or project owned by the other Partner, or any business or venture engaged in by the other Partner, whether or not similar to the Project.

[ * ] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED. CONFIDENTIAL TREATMENT

ARTICLE III
AGREEMENTS BETWEEN THE LIMITED PARTNERS AND THE PARTNERSHIP

3.1          Services Agreement between Enerkem and the Partnership

Enerkem hereby agrees to execute a services agreement with the Partnership (the “Enerkem Services Agreement”) concerning the performance of:

(a)           Process Engineering design and procurement of equipment that are key to the Enerkem Technology processes; and

(b)           the ongoing monitoring, adjustment, and modification of the Enerkem Technology, and in particular its development as a process able to produce transportation biofuels;

which shall include, without limitation, the terms and conditions outlined in [ * ].

3.2          Services Agreement between GFE and the Partnership

(a)           Subject to subsection 3.6(b), the General Partner on behalf of the Partnership shall enter into a services agreement with GFE (the “GreenField Services Agreement”) to carry out the following duties:

(i)            subject to subsection (b), the detailed design and construction of the Commercial Plant, provided that during such design and construction, procurement will be the responsibility of the General Partner (except for procurement tasks specifically referred to in the agreement entered into with Enerkem pursuant to section 3.1 above);

(ii)           the operation of the Commercial Plant upon handover thereof by the construction team to the operational team; and

(iii)          the sale of any products or by-products generated by the Commercial Plant, provided that any such contract shall provide that at any Partner’s request a third party expert will verify that the prices at which such products or by-products are sold is not less than the market price in which case such prices will adjusted in line with the expert’s determination;

which shall include, without limitation, the terms and conditions outlined in [ * ].

(b)           Notwithstanding clause (a)(i) above, the General Partner may request bids from third parties for a contract to carry out the design and construction activities referred to in such clause, provided that:

(i)            before awarding such a contract, the General Partner shall give GFE 30 days to match the third party’s offer or decline same (failure to respond being deemed to be declination); and

(ii)           under any such contract with a third party, GFE shall provide oversight as “owner’s representative”.

[ * ] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED. CONFIDENTIAL TREATMENT

3.3          Licence of Enerkem Technology to Partnership

(a)           Enerkem will grant to the Partnership a perpetual, non-exclusive licence (the “Technology Licence”) to use the Enerkem Technology solely for the purpose of the Project and the operation of the Commercial Plant.

(b)           The Partners acknowledge that notwithstanding the Technology Licence, Enerkem shall at all times remain the owner of the Enerkem Technology and of any improvements and enhancements thereto made or suggested by GreenField.

(c)           Should the Project so require, GreenField may, in cooperation with Enerkem, modify, refine and enhance the Enerkem Technology to make it commercially effective; any such modification, refinement or enhancement will remain the property of Enerkem.

3.4          Superficies Agreement between GEQI and the Partnership

GEQI will execute the Superficies Agreement with the Partnership following the identification of the portion of the Varennes Property to which such agreement will relate.

3.5          Sale of Synthetic Gas to GreenField

(a)           If synthetic gas (“Syngas”) produced by the Commercial Plant is sold to GEQI, the price per gigajoule (the “Syngas Price”) shall be the greater of:

(i)            [ * ] as the Partners may mutually agree upon from time to time; or

(ii)           [ * ], which will be adjusted on January 1st of each year, based on [ * ].

(b)           The Partnership will compensate GEQI for modifications made to burner/boiler units of the Varennes Plant specifically to avoid de-rating in efficiency or capacity resulting from the switch from natural gas to Syngas produced by the Commercial Plant. Such compensation will be done through offset of Syngas Price otherwise payable up to an amount of $500,000.

3.6          Other Contracts with Partners and Their Affiliates

(a)           The Partners acknowledge that in the course of carrying out the Project, it may be appropriate for certain goods and/or services in addition to those mentioned in Sections 3.1 to 3.5 (collectively, “Services”) to be provided to the Partnership pursuant to a contract with a Partner and/or one or more Affiliates of a Partner (the “Provider”) rather than by third party contractors or suppliers.

(b)           Except where the terms and conditions on which the Services are to be provided (the “Terms”) are expressly set out in this Agreement (such as Sections 3.1, to 3.5 above), the following principles shall apply to the provision of each such Service:

(i)            the Terms shall be, to the extent practicable, on the same terms and conditions as those on which the Provider would provide comparable goods or services to unrelated third parties (it being understood that for such purpose the Partnership is to receive “most favoured nation” treatment);

[ * ] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED. CONFIDENTIAL TREATMENT

(ii)           the Provider shall have the onus of satisfying the General Partner, acting reasonably, that the Terms comply with the foregoing clause (i); and

(iii)          to the extent that clause (i) does not apply because

(A)          there are no comparable third party transactions, or

(B)           the terms and conditions of third party transactions are not uniform or are incomplete,

the Terms shall be determined by the General Partner.

ARTICLE IV
FINANCING

4.1          Modes of Financing

The General Partner shall determine, out of Government Support, Project Financing, loans (by the Partners or third parties), Additional Equity Investment and/or such other method of financing determined by the General Partner, the proper way of financing the implementation of the Project.

4.2          Government Support

(a)           As determined by the General Partner, the Partnership and/or the Partners shall apply for and seek to obtain such financial support (whether in the form of grants, loans, guarantees or otherwise) as may be available from various levels of government (collectively, “Government Support”).

(b)           Each Partner shall cooperate in all applications for, and administration of, Government Support (whether the application is in the name of a Partner or in the name of the Partnership), including without limitation providing all such information as may be required by relevant governmental authorities, provided that no Partner shall be required to disclose for such purpose sensitive commercial or technical information (and in particular Enerkem shall not be required to disclose the Enerkem Technology) without appropriate safeguards.

(c)           The fact that a particular form of Government Support has been applied for in the name of one Partner and not the other shall not mean that the funds received shall be considered a capital contribution by the Partner which has made the application, and in particular shall not affect the respective Interests of the Partners.

4.3          Project Financing

(a)           In the event that the General Partner determines that such form of financing is appropriate for the Project, the Partnership shall endeavour to obtain financing for the Project (“Project Financing”) in the maximum amounts obtainable from time to time at suitable times and upon reasonable commercial terms; provided that the outstanding balance of such financing (including liability in respect of letters of credit) shall at no time exceed such dollar limit as is determined by the General Partner (such limit being the maximum outstanding at any one time and not, if the amount of such financing increases or decreases from time to time, a cumulative total).

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(b)           The Project Financing shall to the extent possible be non-recourse to the Partners, and if not non-recourse, then to the extent possible the guarantee of each Partner shall be several and not joint.

4.4          Funding by Partners

(a)           In the event that the General Partner determines that funds in the form of loans from the Partners are required for the purposes of the Partnership, then each of the Partners shall advance to the Partnership a loan in a principal amount equal to its Proportion of all funds so required (“Additional Funds”) from time to time.  Payments of its respective Proportion of such advances shall be made by each Partner within fifteen (15) Business Days after the date on which notice of the decision that such funds are so required is given to such Partner.

(b)           When a decision to require an advance is made, each Partner shall advise the General Partner of the annual interest rate which it is then paying for borrowed funds (its “Cost of Funds”).

(c)           Additional Funds so advanced shall, unless otherwise Approved by the Partners, be evidenced by demand promissory notes, bearing interest at a rate equal to:

(i)            [ * ] which has the [ * ]; plus

(ii)           [ * ] ([ * ] basis points).

(d)           Failure to Advance Funds

(i)            In the event that one of the Partners (the “Non-Funding Partner”) shall fail to advance Additional Funds as required pursuant to this Section 4.4, then the other Partner shall have the right to advance to the Partnership the Additional Funds which the Non-Funding Partner failed to advance and such other Partner so advancing such Additional Funds (the “Funding Partner”) shall be entitled to interest from the Non-Funding Partner on the amount advanced, at the Incentive Rate, calculated and payable monthly, until the amount advanced shall have been repaid by the Non-Funding Partner to the Funding Partner. The amount advanced by the Funding Partner shall be deemed to be a loan by the Funding Partner to the Non-Funding Partner, and shall, unless earlier repaid as provided in Section 6.1, be due and payable on the 121st day following the date on which the Non-Funding Partner failed to advance such funds. Such advance shall not be considered to have cured the failure of the Non-Funding Partner to advance such funds until the moment when the amount of such advance shall have been repaid to the Funding Partner by the Non-Funding Partner or the Partnership.

(ii)           As security for each Partner’s potential obligations as a Non-Funding Partner to the Funding Partner set forth in clause (i), each Partner hereby charges and pledges its Interest and grants a security interest in such Interest (including, without limitation its rights to receive any distributions under this Agreement) in favour of the other Partner, it being the intent that a charge, security interest, lien, pledge and encumbrance be created or imposed on the Interest of each Partner in favour of the other Partner and each Partner shall have, with respect to the Interest pledged to it, in addition to any other rights and remedies at law, all

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rights and remedies of a secured party under the Personal Property Security Act (Ontario), as amended or re-enacted from time to time (the “PPSA”), provided that the pledgee shall not be entitled to exercise any rights under the PPSA to dispose of such Interest, or accept it in satisfaction of such obligations. Each Partner shall execute and deliver such documents or instruments as the other Partner may reasonably require to give effect to the foregoing and each hereby consents to the registration of such documents or instruments under the PPSA.  If required by the lender of funds to the Partnership (including, but not limited to, Project Financing), each Partner shall subordinate its security interest in the Interest of the other Partner to such lender in respect of the funds so lent.

ARTICLE V
CAPITAL

5.1          Capital Accounts

(a)           One or more capital accounts shall be maintained for each Partner.

(b)           The capital accounts of the Partners shall be increased or decreased in accordance with the provisions of this Agreement.

(c)           In cases where a Limited Partner advances Additional Funds pursuant to Section 4.4(a), such advances shall be loans to the Partnership rather than contributions of capital.

5.2          General Partner’s Capital Account

The General Partner shall contribute to the Partnership forthwith the sum of $1.00 which sum shall be credited to the General Partner’s capital account.

5.3          Limited Partner’s Capital Accounts

Each Limited Partner shall contribute to the Partnership forthwith an amount of $10,000 in cash, to be credited to such Limited Partner’s capital account as and when paid.

5.4          Fair Market Value of the Initial Capital Contributions

The Partners hereby acknowledge and agree that the relative fair market value of each of their initial Capital Contributions, and thus their respective Proportions, are as follows:

GreenField	49.99995%
Enerkem	49.99995%
General Partner	0.0001%

5.5          Additional Equity Investment by the Limited Partners

(a)           Should an additional investment in capital be required from the Limited Partners (an “Additional Equity Investment”), each Limited Partner shall pay its Proportion of the Additional Equity Investment to the Partnership, which shall constitute an additional contribution of capital to the Partnership and the Limited Partners’ Capital Account shall be increased accordingly.

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(b)           Should a Limited Partner decline or fail to pay all or a portion of its Proportion of an Additional Equity Investment within thirty (30) days of the General Partner’s invitation to do so, then its Proportion shall be reduced to the percentage that:

(i)            the sum of such Limited Partner’s cash Capital Contribution since the inception of the Partnership is of

(ii)           the sum of all cash Capital Contributions made by the Limited Partners since the inception of the Partnership (including the Additional Equity Investment)

and the other Limited Partner shall then have the right to contribute more than its Proportion of the Additional Equity Investment and its Proportion shall be correspondingly increased in each case to the percentage that:

(iii)          the sum of such Limited Partner’s cash Capital Contribution since the inception of the Partnership is of

(iv)          the sum of all cash Capital Contributions made by the Limited Partners since the inception of the Partnership (including the Additional Equity Investment).

(c)           Should the Limited Partners decline or fail to pay all or any portion of the Additional Equity Investment within the time allocated by the General Partner for so doing, the General Partner shall have the right to offer such remaining portion of the Additional Equity Investment to such third party(ies) either (A) designated by the Limited Partner having paid more than its Proportion of the Additional Equity Investment or, (B) should no Limited Partner pay more than its Proportion of the Additional Equity Investment, the General Partner in its discretion. The current Limited Partners hereby consent in advance to admit such third party(ies) investors as Partner(s) to the Partnership.

5.6          Capital Account Allocations

(a)           The Partners’ Capital Accounts shall be adjusted as set forth below:

(i)            a Partner’s Capital Contribution shall be credited to its Capital Account upon receipt by the Partnership;

(ii)           all income and gains of the Partnership allocated to a Partner in respect of its Interest shall be credited to its Capital Account; and

(iii)          all losses of the Partnership allocated to a Partner in respect of its Interest and any amount, whether in cash or other property, distributed by the Partnership to a Partner in respect of its Interest shall be debited against its Capital Account.

(b)           The General Partner shall generally compute the Partnership’s income, gains and losses, and adjust the Partners’ Capital Accounts in respect of their Interests no less frequently than quarterly.

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5.7          Determination of Net Income or Loss

The net income or loss of the Partnership for each fiscal year shall be determined in accordance with GAAP.  The General Partner shall generally compute the Partnership’s income, gains and losses, and adjust the Partners’ Capital Accounts, no less frequently than quarterly.

5.8          Allocation of Net Income or Loss

Subject to the at-risk amount rules provided in Section 96 of the ITA, the net income and loss of the Partnership for each fiscal year shall be allocated to the Partners pro rata to their respective Interests.

5.9          Computation of Income or Loss for Tax Purposes

In computing the income or loss of the Partnership for tax purposes, the General Partner shall compute the income or loss of the Partnership in accordance with the provisions of the ITA (and, if required, any applicable provincial taxing statute) and shall have the right to adopt a different method of accounting than required by Section 5.1, to adopt different treatments of particular items and to make and revoke such elections on behalf of the Partnership and the Partners as the General Partner deems to be appropriate in order to reflect the terms of this Agreement.  Unless otherwise Approved by the Partners and subject to the at-risk amount rules provided in Section 96 of the ITA, the Partnership shall deduct the maximum capital cost allowance available in each and every taxation year with respect to the capital cost and any improvements relating to the Project with respect to which capital cost allowance is available.

5.10        Tax Allocation

The income or loss of the Partnership for tax purposes shall be allocated among the Partners in the same proportions as the net income or loss is allocated to the Partners, and on the same basis as set out in Section 5.9.

ARTICLE VI
DISTRIBUTIONS

6.1          Use of Funds

(a)           Receipts of all kinds from the Project shall be applied in the following order:

(i)            to pay any expenses or charges (including any principal of and interest on Project Financing and any other Arm’s Length borrowings of the Partnership) which are due and payable respecting the Project, those of the longest standing to be paid first;

(ii)           to accumulate a minimum amount of working capital or reserve for the purposes of the Project as determined by the General Partner;

(iii)          to reimburse either Partner for any Additional Funds advanced by it pursuant to Section 4.4(d) and outstanding, together with interest at the Incentive Rate thereon,;

(iv)          to reimburse the Partners for Additional Funds advanced by them to the Partnership pursuant to Section 4.4, in their respective Proportions ; and

(v)           the balance shall, be paid to the Partners in their respective Proportions.

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(b)           Notwithstanding the foregoing, in the event that there shall be a Defaulting Partner or a Non-Funding Partner and in the event that there shall be any monies owing by the Defaulting Partner or the Non-Funding Partner to the other Partner or the Partnership, as the case may be, then the amount of such monies owing shall be paid from the monies otherwise payable to the Defaulting Partner or the Non-Funding Partner in accordance with any of the provisions of this section.

6.2          Distribution Policy

(a)           As soon as practicable after the end of each fiscal year, the General Partner shall calculate the cash and property available for distribution to the Partners in respect of such year and shall distribute such amounts to the relevant Partners’ Capital Accounts.

(b)           In determining cash and property available for distribution to the Partners pursuant to subsection (a) above, the General Partner may, acting reasonably, establish reserves from time to time in respect of the availability of cash after paying Partnership expenses and setting aside appropriate reserves as determined by the General Partner for current or anticipated liabilities, expenses, obligations and commitments of the Partnership.

(c)           Distributions shall be considered to be made in respect of the fiscal year in which the event which gave rise to such distribution occurred.

ARTICLE VII
DEALINGS WITH PARTNERS’ INTERESTS

7.1          General Prohibition on Dealing with Interests

Except as expressly permitted in this Agreement, or with the Approval of the Partners (which may be unreasonably withheld), no Partner shall:

(a)           sell, assign, convey, transfer, mortgage, charge or otherwise encumber or dispose of any part or all of its Interest; nor

(b)           make an application to any court or commence any action for

(i)            the winding up of the Partnership; or

(ii)           the partition or sale of the Superficies.

7.2          Encumbrance to Lender

(a)           Either Partner may, without the Approval of the Partners, grant or suffer to exist floating charges, general security agreements and general assignments of receivables or profit interests given in the ordinary course of business.

(b)           A Partner may collaterally assign its Proportion of net revenues of the Partnership, or charge its Interest, to a lender without the Approval of the Partners if, but only if:

(i)            the Partner gives 15 days’ prior notice to the other Partners;

(ii)           the lender is a recognized financial institution (the determination of which shall be made by the other Partners, acting reasonably);

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(iii)          the lender agrees, in form and terms reasonably satisfactory to the other Partners:

(A)          that the lender shall be bound by, and its security interest subordinate to, the terms of this Agreement (including without limitation, the transfer of carriage of any planning, servicing or accounting activities of the Partnership, rights of first refusal, buy-sell rights, rights of purchase upon default, and the payment obligations of the Partners to one another, including their mutual pledges of their Interests); and

(B)           to subordinate its rights in respect of the Partner’s Interest to any Project Financing and to any advances thereunder;

but in no event shall the Partner so assigning or charging be entitled to require the Partnership to deliver any mortgage or charge of an undivided interest in the Project or the Superficies.

7.3          Transfer to Affiliate

(a)           Subject to the conditions precedent and requirements hereinafter provided, a Partner may transfer its Interest to an Affiliate.  Any such transfer shall be subject to the express conditions precedent that:

(i)            the transferor is neither a Non-Funding Partner nor a Defaulting Partner at the transfer date;

(ii)           15 days’ prior notice is given to the other Partner, together with reasonable evidence that the transferee is an Affiliate; and

(iii)          the transferor and transferee covenant with the other Partners that the transferee will remain an Affiliate of the transferor after the transfer so long as the transferee holds the Interest.

(b)           In the event of a transfer pursuant to subsection (a), then so long as the transferee holds the Interest:

(i)            there shall be no transfer, conveyance or disposition of any of the shares of the transferee, nor any shares issued by the transferee nor any other action taken or omitted to be taken which changes the Person(s) who control the transferee in law or in fact, without the Approval of the Partners, but the provisions of this clause shall have no application to any change in control of any Partner resulting from any change in control of a public corporation which controls that Partner or which, directly or indirectly (whether through share ownership or otherwise), controls any corporation which controls such Partner;

(ii)           the transferee shall be fully responsible for all of the transferor’s duties and obligations, and subject to all prohibitions and restrictions applicable to the transferor (including, for greater certainty, such duties, obligations, prohibitions and restrictions arising prior to the date of transfer); and

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(iii)          the transferor shall continue to be bound by the terms contained in this Agreement in respect of any matters arising both before and after the date of the transfer.

ARTICLE VIII

GENERAL PARTNER

8.1          Management Authority and Standard of Care

(a)           The General Partner shall act as general partner of the Partnership and shall have exclusive power and authority to manage, control, administer and operate the business and affairs of the Partnership. The General Partner shall have the power, on behalf and in the name of the Partnership, to carry out the objectives and purposes of the Partnership and to perform all acts and enter into and perform all contracts and other undertakings which the General Partner deems necessary, appropriate, ancillary or incidental thereto.

(b)           All matters concerning:

(i)            the allocation and distribution of income, gain, loss and the return of capital among the Partners, including the taxes thereon; and

(ii)           accounting procedures and determinations and other accounting determinations not specifically and expressly provided for by the terms of this Agreement,

shall be determined by the General Partner, whose determination shall be final and conclusive, absent manifest error, as to all of the Partners. If a Partner requests that such a determination by the General Partner be reviewed by the auditors of the Partnership, they will review and confirm or vary such determination, as appropriate, and the determination by the Auditors shall be final and conclusive, absent manifest error, as to all of the Partners. The cost of the Auditors’ review of any such determination shall be borne by the Partner requesting such review, unless the difference between the auditors’ determination and that of the General Partner is equal to 5% or more of the General Partner’s determination.

(c)           The General Partner will exercise its powers and discharge its duties under this Agreement diligently, in good faith and in the best interests of the Partnership.

(d)           The Partnership shall not carry on any activities other than the Project.

8.2          No Transfer, Withdrawal or Loans

Without obtaining the approval of the Limited Partners, the General Partner shall not:

(a)           withdraw as a partner in the Partnership;

(b)           sell, assign, transfer, pledge, mortgage or otherwise dispose of all or any part of its Interest (in its capacity as general partner). However, the General Partner shall be entitled to sell, assign or transfer its General Partner Interest to a Person which is controlled or owned by the General Partner; or

(c)           borrow or withdraw any funds or securities from the Partnership, except as expressly permitted by this Agreement.

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Provided always that as a condition to any sale, assignment or transfer by the General Partner of its Interest the assignee agrees in writing, to be bound by the provisions hereof to the same extent and in the same manner as the transferor is bound.

8.3          No Liability to Partnership or Limited Partners

Neither the General Partner nor any of its shareholders, directors, officers, employees, agents, advisors, members, advisors or representatives shall be liable, responsible or accountable in damages or otherwise to the Partners or the Partnership for an action taken or failure to act:

(a)           within the scope of the power and authority conferred on the General Partner by this Agreement or by law, unless such act or omission was performed or omitted fraudulently or in bad faith or constituted negligence or wanton and wilful misconduct;

(b)           arising from reliance upon the opinion or advice as to legal matters of legal counsel or as to accounting matters of accountants selected by any of them with reasonable care; or

(c)           by any agent, contractor or consultant selected by any of them with reasonable care.

The General Partner holds the benefit of this Section 8.3 for its own benefit and for the benefit of all Persons referred to in this Section 8.3.

ARTICLE IX

LIMITED PARTNERS

9.1          Limited Liability

No Limited Partner shall be personally liable for any of the debts, liabilities or obligations of the Partnership, nor have any obligation to make contributions to the Partnership except as expressly provided herein or to the extent required by the Partnerships Act, provided that a Limited Partner shall be required to return any distribution made to it in error.

9.2          No Participation in Management

No Limited Partner shall participate in the control, management, direction or operation of the business or affairs of the Partnership, or have power to bind the Partnership.

ARTICLE X
BUY/SELL

10.1        Buy/Sell

(a)           Either Partner (the “Offering Partner”) may, at any time after the seventh anniversary of the Closing Date, but only if:

(i)            it is neither a Non-Funding Partner nor a Defaulting Partner; and

(ii)           any procedure initiated under Article XI has been completed;

be entitled to give to the other Partner (the “Other Partner”) a notice (the “Buy-Sell Notice”) in accordance with subsection (b).

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(b)           A Buy-Sell Notice shall:

(i)            set forth the Offering Partner’s desire to effect a purchase or sale, pursuant to this Article, of the Project; and

(ii)           be accompanied by:

(A)          an irrevocable written offer by the Partnership, executed on its behalf by the Offering Partner, setting forth the terms, including the price, on which the Partnership will sell the Project to the Other Partner; and

(B)           an irrevocable written offer by the Offering Partner, setting forth the terms on which the Offering Partner will purchase the Project from the Partnership;

both offers containing, except as herein expressly provided, identical terms and conditions.

(c)           Within [ * ] following the receipt by the Other Partner of the Buy-Sell Notice, the Other Partner shall, by notice (the “Acceptance Notice”) to the Offering Partner, accept on its own behalf or on behalf of the Partnership, as the case may be, one of the two offers contained in the Buy-Sell Notice. If no such Acceptance Notice is received by the Offering Partner within such period, the Other Partner shall conclusively be deemed to have given an Acceptance Notice on the last day of such period on behalf of the Partnership in respect of the Offering Partner’s offer to purchase the Project.

(d)           The Partner:

(i)            who has accepted an offer by the Partnership to sell the Project; or

(ii)           whose offer to purchase the Project has been accepted (or is deemed to have been accepted) on behalf of the Partnership;

is herein referred to as the “Purchaser”, and the other Partner is herein referred to as the “Vendor”.

(e)           During the period between the giving of the Buy-Sell Notice and the delivery (or deemed delivery) of the Acceptance Notice, no Major Decisions shall be taken.

(f)            The purchase price for a purchase of the Project pursuant to this Article shall be payable in full on closing by:

(i)            the assumption of the principal amounts secured by the then outstanding encumbrances on the Project (including any Project Financing) which are assumable either by their terms or subject to consent being given (the “Assumed Mortgages”); and

(ii)           at the Purchaser’s election, either:

(A)          cash for the balance; or

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(B)           [ * ], and a [ * ] on the Project in favour of the Vendor, payable as to another [ * ] on [ * ], with [ * ], payable on [ * ].

(g)           The Purchaser may by notice given to the Vendor within 10 Business Days after the delivery (or deemed delivery) of the Acceptance Notice, elect not to purchase the Project but rather to purchase the Vendor’s Interest at a purchase price which is equivalent to the amount the Vendor would have received if the Partnership had sold the Project to the Purchaser at the price specified in the Buy-Sell Notice and had distributed the sale proceeds and other net assets of the Partnership to the Partners in accordance with this Agreement.  The closing of any such purchase shall take place in accordance with Section 10.5.

10.2        Provisions Governing Closing of Purchase of Project

(a)           Any transaction of purchase and sale of the Project pursuant to this Article shall be completed in accordance with the following:

(i)            The closing date shall be the date which is 60 days after the delivery (or deemed delivery) of the Acceptance Notice.

(ii)           The place of closing shall be such place in the City of Montreal as may be designated in writing by the Purchaser.

(iii)          At the time of closing all usual adjustments shall be made between the Partnership and the Purchaser, including all prepaid amounts and advances, and any dispute in respect of such adjustments shall be finally resolved by arbitration.

(iv)          At the closing, the Vendor shall cause the Partnership to deliver:

(A)          all such deeds, documents, instruments and assurances as may be necessary or required by the Purchaser to give effect to the sale and purchase, including without limitation assignments of the interest of the Vendor and the Partnership in leases, contracts, agreements or instruments of any nature or kind affecting the Project;

(B)           a certificate by an officer of the Vendor on the date of closing to the effect that the Vendor is not a non-resident of Canada for the purposes of the ITA; and

(C)           releases, in a form satisfactory to the Purchaser, from the Vendor and the Partnership of all claims either may have against the Purchaser with respect to the Partnership or the Project, except for matters arising out of the purchase and sale transaction.

(v)           At the closing, the Purchaser shall:

(A)          pay the full amount of the purchase price, as provided in subsection 10.1(f), including payment of the cash portion by certified cheque or bank draft payable to or to the order of the Partnership or in such manner as the Vendor may in writing direct and, if applicable, registration of a mortgage in favour of the Vendor;

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(B)                                pay any and all stamp, transfer and similar transactional taxes imposed by the government of Canada or its provinces or any jurisdiction therein which are payable upon such sale, assignment or transfer (it being understood that this is not intended to require payment by the Purchaser of any taxes imposed on or with respect to the income, gain or profit derived by the Vendor which may be or become payable as a result of such sale, assignment or transfer including, without limitation, those imposed by the Tax Laws); and

(C)                                deliver releases, in a form satisfactory to the Vendor, from the Purchaser of all claims it may have against the Vendor or the Partnership with respect to the Partnership or the Project, except for matters arising out of the purchase and sale transaction.

(vi)                              If, at the time of closing:

(A)                              either Partner is indebted to the Partnership in an amount recorded in the books of the Partnership, such indebtedness shall be repaid in full on closing (and for greater certainty, a negative capital account of a Partner shall be a debt owing by such Partner to the Partnership);

(B)                                either Partner is indebted to the other with respect to matters arising out of or related to the Partnership or the Project, such indebtedness shall be satisfied in full on closing; and

(C)                                the Vendor or any Person on its behalf shall have any guarantees, securities or covenants lodged with any Person to secure any indebtedness, liabilities or obligations relating to the Project, the Purchaser shall deliver up or cause to be delivered up to the Vendor on the closing a cancellation of any and all such guarantees or covenants and a discharge and retransfer of any such securities.

10.3                        Failure to Close

(a)                                  If at the time of closing, the Vendor shall neglect or refuse to complete the transaction, the Purchaser shall have the right upon such default (without prejudice, and in addition, to any other rights it may have in such event), upon payment by it of the amount payable on closing to the credit of the Partnership at the Partnership’s bank for and on behalf of and in the name of the Partnership and upon delivery of any and all instruments and other things required to be provided by the Purchaser on closing, to complete the transaction, and the Vendor does hereby irrevocably constitute and appoint the Purchaser as the true and lawful attorney of the Vendor and authorizes the Purchaser in the name and on behalf of the Vendor or the Partnership or both, as the case may require, to do all acts and things, to take all steps and to execute, under seal or otherwise, and deliver all forms of transfers, assignments, instruments and assurances as are necessary in order to complete such transaction in accordance with its terms and the Vendor hereby covenants and agrees for its successors and assigns to allow, ratify and confirm whatever such attorney shall do or cause to be done by virtue of these presents.

(b)                                 If at the closing, the Purchaser shall neglect or refuse to complete the transaction, the Vendor may at its option exercised in writing within 15 days from the original date of

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closing and as an alternative to all other rights and remedies it may have in such event, require the Partnership to sell the Project to the Vendor at a price equal to 75% of the price that the Purchaser would have had to pay for the Project and upon the same terms as were applicable to the aborted sale of the Project to the Purchaser, save and except that such new transaction shall be completed on the date which is 30 days after the date of such aborted closing, or such earlier date as is specified by the Vendor in its notice of exercise of the said option.

(c)                                  Any tender of documents or money may be made upon a solicitor acting for a party in the transaction with the same effect as if made on the party and money may be tendered or paid by certified cheque or bank draft.

10.4                        Distribution of Proceeds

Concurrently with the closing of the transaction of purchase and sale between the Partnership and the Purchaser, the proceeds thereof shall be distributed in the manner provided in Section 13.3.

10.5                        Provisions Governing Closing of Purchase of Interest

Any transaction of purchase and sale of an Interest pursuant to subsection 10.1(f) shall be completed in accordance with Sections 10.2, 10.3 and 10.4, with appropriate changes.

ARTICLE XI

RIGHT OF FIRST REFUSAL

11.1                        Right of First Refusal

(a)                                  Either Partner (the “Willing Partner”) may, at any time after the seventh anniversary of the Closing Date, but only so long as:

(i)                                     it is neither a Non-Funding Partner nor a Defaulting Partner; and

(ii)                                  no procedure has been initiated under Article X and remains uncompleted;

and subject to the conditions hereinafter set out, offer its Interest for sale.

(b)                                 If the Willing Partner receives a bona fide offer (the “Offer”) to purchase its Interest (for cash or a combination of cash and a security interest in such Interest) from a third party that is not a competitor of the Other Partner (as defined below) (the “Third Party”) at Arm’s Length to the Willing Partner, it shall give notice thereof (accompanied by a true copy of the offer and by particulars of the Third Party, including its financial standing and relevant industrial and technical experience) to the other Partner (the “Other Partner”), which shall thereupon have the right, exercisable by notice to the Willing Partner within 30 days, to buy:

(i)                                     the Willing Partner’s Interest; or

(ii)                                  the Project;

upon the same terms and conditions as in the Offer (but with the price of the Project being an amount such that if the Project had been sold for such amount and the sale

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proceeds together with the other net assets of the Partnership had been distributed in accordance with this Agreement, the Willing Partner would have received an amount equal to the Offer price with respect to its Interest).  For purposes of this section, a “competitor” of GreenField means any company which engages in the production of biofuels, and a “competitor” of Enerkem means any company involved in thermo-chemical processes.

(c)                                  If the Other Partner does not give notice pursuant to subsection (b), the Willing Partner may sell its Interest to the Third Party if, but only if, the Third Party agrees to be bound by the terms of this Agreement (including, for greater certainty, the provisions of this Article); and upon such sale the Willing Partner shall cease to be bound by the terms contained in this Agreement in respect of any matter arising after the date of the transfer, and failing such completion of the sale of such Interest within the time period contemplated in such Offer, together with a grace period of 30 days, such right of first refusal shall be revived.

(d)                                 The Third Party shall not be entitled to require the Other Partner to enter into joint obligations in respect of Project Financing pursuant to Article VI, and the Willing Partner and the Third Party shall upon closing of the sale procure the release of the Other Partner from all such joint obligations (including any guarantees) theretofore given.

ARTICLE XII

PURCHASE ON DEFAULT

12.1                        Events of Default

Any of the following circumstances is an “Event of Default” with respect to a Partner:

(a)                                  if it shall fail to make any payment required hereunder, and such failure shall continue for:

(i)                                     in the case of a failure to fund under Section 4.4, a period of ninety (90) days after such failure; or

(ii)                                  in the case of any other such failure, a period of ninety (90) days after notice thereof has been given by the other Partner; or

(b)                                 if it shall commit an act or omission or default or breach of any of the provisions of this Agreement (other than a failure to make a payment of money as hereinbefore provided) and such omission, breach or default shall continue for a period of 30 days after notice thereof has been given by the other Partner, or such longer period of time as shall be reasonable in the circumstances in the event that such breach or default is not capable of being cured within such period of 30 days, and provided that the Partner in default shall be proceeding diligently to remedy such default; or

(c)                                  if it shall be adjudicated a bankrupt or insolvent, or admit in writing its inability to pay its debts as they mature; or make a proposal to, or an assignment for the benefit of, its creditors; or apply for, consent to or acquiesce in the appointment of any receiver, trustee or similar officer for it or for its Interest or for all or any substantial part of its property (unless appointed in respect of financing which is non-recourse to the Partner); or it shall institute (by petition, application, answer, consent or otherwise) any bankruptcy,

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insolvency, reorganization, arrangement, readjustment of debt, dissolution, suspension of operations, liquidation or similar proceeding relating to it under the insolvency laws of any jurisdiction; or it is unable to meet its obligations as they become due; or

(d)                                 if any proceeding referred to in subsection (c) shall be instituted by petition, application or otherwise against it, unless such proceeding is being actively and diligently contested by the Partner in good faith, or is dismissed, withdrawn or otherwise terminated within 30 days from its inception; or

(e)                                  if a court or other governmental body having jurisdiction enters a decree or order for the winding up, liquidation or dissolution of the Partner; or if any such court enters a decree or order approving as properly filed a petition seeking reorganization, readjustment, arrangement, composition or similar relief for the Partner under any applicable insolvency law or provision; or if all or any substantial part of the property of the Partner is sequestered or attached; or if a liquidator, receiver, receiver and manager, or trustee in bankruptcy be appointed for it or for its Interest or for all or any substantial part of its property (unless appointed in respect of financing which is non-recourse to the Partner), without the consent or acquiescence of such Partner; and such decree, order, sequestration, attachment or appointment shall remain unvacated and unstayed for 30 days after notice thereof is given by the other Partner; or

(f)                                    if a distress or execution or any similar process be levied or enforced upon or against such Partner’s Interest and the same remains unsatisfied for the shorter of a period of 60 days or such period as would permit the same to be sold, unless it is in good faith disputing such process and has posted satisfactory security to a court of competent jurisdiction or to the other Partner which, in the absolute discretion of the other Partner, shall be deemed sufficient to pay in full the amount claimed in the event it shall be held to be a valid claim; or

(g)                                 if the validity or enforceability hereof or any provision hereof shall be contested by the Partner; provided that the term “provision” for purposes of this clause shall not apply to nor include any provision the content of which is administrative only and which does not directly or indirectly affect the obligations of the Partner hereunder or thereunder.

12.2                        Right of Purchase on Default of Other Partner

(a)                                  The Partner in respect of which an Event of Default has occurred is called the “Defaulting Partner”.  The other Partner may only commence proceedings hereunder if it is not itself then a Non-Funding Partner or a Defaulting Partner; such other non-delinquent and non-defaulting Partner is herein called the “Non-Defaulting Partner”.  In the event of the occurrence with respect to a Partner of more than one of the circumstances set forth in Section 12.1, each such circumstance shall be deemed to be a separate Event of Default.

(b)                                 If an Event of Default shall have occurred the Non-Defaulting Partner shall have the option, exercisable by notice to the Defaulting Partner at any time so long as such Event of Default continues, and notwithstanding that:

(i)                                     a procedure may be pending pursuant to Article X or Article XI in which event such procedure shall, if the Non-Defaulting Partner so elects, be terminated; or

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(ii)                                  the Non-Defaulting Partner may be exercising any other remedy under this Agreement or available at law;

to acquire:

(iii)                               the Project from the Partnership at a price (in this section called the “Project Acquisition Price”); or

(iv)                              the Defaulting Partner’s Interest, at a price (in this section called the “Interest Acquisition Price”);

determined in accordance with subsection (c) (the Project Acquisition Price and the Interest Acquisition Price being hereinafter in this section called the “Acquisition Prices” and each an “Acquisition Price”).

(c)                                  In order to determine the Acquisition Price the Non-Defaulting Partner shall appoint two qualified independent appraisers and shall provide notice thereof to the Defaulting Partner, and the Defaulting Partner, within two Business Days of receipt of such notice, shall choose one of such two appraisers, failing which the Non-Defaulting Partner may choose one of such two appraisers, and the appraiser so chosen shall then proceed to conduct an appraisal of the market value of the Project, as determined as at the date of the Default on a going concern basis, and:

(i)                                     the Project Acquisition Price shall be such appraisal amount, adjusted as provided in subsection (i); or

(ii)                                  the Interest Acquisition Price shall be such amount as the Defaulting Partner would receive if the Project were sold immediately before closing for the Project Acquisition Price and the sale proceeds together with the other net assets of the Partnership were distributed immediately before closing in accordance with this Agreement, less the amount (the “Tax Liability”) of the federal and provincial income taxes for which the Defaulting Partner would be liable for the fiscal period of the Partnership if such fiscal period were to end immediately before closing.

(d)                                 Such acquisition shall in no way release the Defaulting Partner from any of its obligations under this Agreement to the extent that such obligations existed, or arose from anything done or omitted to be done, prior to the time of purchase pursuant to this Article, except to the extent credited to the Acquisition Price under this section.

(e)                                  Such acquisition shall, subject to subsection (f), be completed on the 30th day following the receipt of the decision of the appraiser(s), or such earlier date following a decision of the appraiser(s), as may be fixed by the Non-Defaulting Partner on at least seven days’ prior notice to the Defaulting Partner.

(f)                                    The Non-Defaulting Partner shall be entitled, by notice to the Defaulting Partner, to withdraw from such acquisition at any time within 10 days following the receipt of the decision of the appraisers, and shall not by reason of such withdrawal incur any liability to the Partnership or the Defaulting Partner.

(g)                                 There shall be credited against the Acquisition Price:

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(i)                                     if the Project is being acquired, the aggregate principal amount of all mortgages, charges, liens and other encumbrances upon the Project as a whole (including, in each case, accrued interest and other amounts owing on the security thereof); and

(ii)                                  if the Defaulting Partner is also a Non-Funding Partner, the amount of all undischarged obligations of the Defaulting Partner to make payment to the Non-Defaulting Partner (which amount shall be deemed to have been paid by the Non-Defaulting Partner to the Partnership, distributed to the Defaulting Partner, and paid by the Defaulting Partner to the Non-Defaulting Partner in repayment of such undischarged obligations);

the aggregate of such amounts being hereinafter called the “Obligations”.

(h)                                 If:

(i)                                     there are no Obligations, or if the Acquisition Price exceeds the Obligations, then the Acquisition Price or the balance thereof, as the case may be, shall be paid to the Partnership (or, in the case of the acquisition of an Interest, the Defaulting Partner); or

(ii)                                  the Obligations exceed the Acquisition Price, the Defaulting Partner shall pay the excess to the Non-Defaulting Partner;

by certified cheque on closing.

(i)                                     The Acquisition Price shall be adjusted at closing to provide for any change in the amount of the outstanding encumbrances on the Project or the Defaulting Partner’s Interest occurring between the date of default and the closing, but not to reflect otherwise any change in the net book value or fair market value of the Defaulting Partner’s Interest occurring between such dates.

12.3                        Implementation of Acquisition

Except as otherwise provided in this Article, the provisions of Section 10.2, with such changes as circumstances require, shall govern the closing of the acquisition of the Project under this Article.

ARTICLE XIII

TERMINATION

13.1                        Non-Termination of Partnership

The Partnership hereby constituted shall not be terminated by virtue of the bankruptcy or insolvency of either Partner, the withdrawal of either Partner, the admission of any new partner, the transfer, assignment, sale or disposition of any interest in the Partnership by either Partner, or by operation of law, but shall continue notwithstanding that this Agreement in respect of such Partnership may terminate as provided for in this Article.

13.2                        Termination of Partnership

This Agreement and the Partnership shall terminate on the occurrence of any of the following events:

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(a)                                  the acquisition by any Partner of an Interest having a Proportion of 100%; or

(b)                                 mutual agreement of the Partners.

13.3                        Distribution Upon Termination

(a)                                  Upon termination of the Partnership, the assets of the Partnership shall be liquidated in a business-like manner and the proceeds distributed in the following order of priority:

(i)                                     first, the payment of all debts and liabilities of the Partnership and the expense of liquidation;

(ii)                                  second, to establish such reserves as the Partnership considers necessary for contingent liabilities;

(iii)                               thirdly, to either or both Partners, as the case may be, as provided in (and in the priority of) clauses 6.1(a)(iii) and 6.1(a)(iv); and

(iv)                              the balance to the respective Partners until such time as their respective capital accounts have been repaid and thereafter in their respective Proportions.

(b)                                 Alternatively, the Partners shall consider an in specie distribution of assets pursuant to Section 98(3) of the ITA or otherwise act in a reasonable manner in order to defer or minimize any income tax or land transfer tax payable.  In the event of any distribution in kind or in specie made pursuant to Section 98(3) of the ITA, each Partner shall, subject to the provisions contained herein, be entitled to receive an undivided interest in each and every asset of the Partnership.

(c)                                  Furthermore, in the event a Partner wishes to continue the Partnership’s business within three (3) months following the termination of the Partnership, such Partner shall be allowed to avail itself of Section 98(5) of the ITA and each party to this Agreement shall make or cause to be made all such further acts, deeds, assurances and things as may be required to more effectually implement the present provision.

13.4                        Completion of Elections

Notwithstanding anything herein contained, no dissolution of the Partnership shall be taken or made or suffered by the parties hereto under any of the provisions hereof unless and until all elections reasonably required by the Partners or either of them to avoid the deemed realization of any amounts (capital or otherwise) arising on the dissolution or termination of the Partnership under the Tax Laws or under any other statute, shall have been executed by both Partners; provided same is not detrimental to the other party, the Partners shall execute all such elections as may be appropriate to the interests of each Partner to give effect to the provisions hereof.

ARTICLE XIV

CONFIDENTIALITY

14.1                        Confidential Information

(a)                                  The parties acknowledge that each of GreenField and Enerkem (in such role, the “Discloser”), proposes to disclose to the other (in such role, the “Recipient”) certain

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technical and other information belonging to the Discloser (which term shall include its subsidiaries and Affiliates) which is of a confidential and proprietary nature.

(b)                                 For purposes of this Article,

(i)                                     “Confidential Information”

(A)                              means all technical and financial information furnished by the Discloser or its Representatives, whether furnished before or after the date hereof, whether oral or written, and regardless of the manner in which it is furnished (including whether or not it is specifically described as confidential);

(B)                                includes all copies, reproductions, summaries, reports, analyses, notes, drafts, compilations, studies, synopses, summaries or other information based on, containing or reflecting any such information;

(C)                                without limiting the foregoing, in the case where Enerkem is the Discloser, also includes information about the Enerkem Technology;

(D)                               does not include, however, information which can clearly be demonstrated to the satisfaction of the Discloser:

(1)                                  is or becomes generally available to the public other than as a result of a disclosure by the Recipient or its Representatives;

(2)                                  was already known to the Recipient, or was independently developed by it (without use of the Confidential Information) as evidenced by the Recipient’s contemporaneous files; or

(3)                                  was made available to the Recipient on a non-confidential basis prior to its disclosure by the Discloser or its Representatives, through no violation of this Article or of any obligation of confidentiality owed to the Discloser by any other person; and

(ii)                                  “Representative” means in reference to any person, such person’s partners and Affiliates (as defined by the Canada Business Corporations Act, but not limited to corporations governed by such Act) and its and their directors, officers, employees, agents, advisors (including, without limitation, financial advisors, legal counsel, engineers, accountants, consultants, and any representatives of such advisors) and controlling persons.

(c)                                  Subject to subsection (f) below, unless otherwise agreed to in writing by the Discloser, the Recipient agrees:

(i)                                     to keep all Confidential Information confidential, to protect it with reasonable safeguards (which in any event shall be at least as secure as those used by the Recipient to protect its own confidential information, and shall include without limitation precautions against accidental disclosure and against access to the Confidential Information by the news media) and to limit and control the copies, extracts or reproductions made of Confidential Information;

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(ii)                                  not to disclose or reveal any Confidential Information to any person other than its Representatives who are actively and directly participating in the Project and need to know the Confidential Information for the purpose of the Project;

(iii)                               not to use Confidential Information for any purpose other than in connection with the Project, and without limiting the generality of the foregoing, not to use Confidential Information to obtain a competitive advantage over the Discloser, directly or indirectly, in any line of business in which the Discloser is engaged, and

(iv)                              not to disclose to any person (other than those of its Representatives referred to in clause (ii) above) any information about the Project (including, without limitation, the fact that Confidential Information has been made available to the Recipient or its Representatives).

(d)                                 Notwithstanding section 13.2, the non-disclosure and non-use of Confidential Information covenants set forth in subsection (c) above shall remain in force indefinitely between the parties, unless and until such information falls under one of the exceptions set forth in subclause (b)(i)(D) above or subsection (f) below or the parties decide otherwise.

(e)                                  The Recipient shall:

(i)                                     require each of its Representatives to whom it proposes to disclose Confidential Information to acknowledge in writing that he or she is aware of and will comply with the terms of this Article, and provide to the Discloser on request a copy of any or all of such acknowledgements;

(ii)                                  cause its Representatives to comply with the terms of this Article; and

(iii)                               be responsible for any breach of the terms of this Article by the Recipient or its Representatives.

(f)                                    In the event that the Recipient is required by applicable law or regulation or by legal process to disclose any Confidential Information or any other information concerning the Discloser or the Project, the Recipient shall provide the Discloser with prompt written notice of such request or requirement in order to enable the Discloser to:

(i)                                     seek an appropriate protective order or other remedy,

(ii)                                  consult with the Recipient with respect to taking steps to resist or narrow the scope of such request or legal process, or

(iii)                               waive compliance, in whole or in part, with the terms of this Article,

and in any such event, the Recipient will use its commercially reasonable best efforts to cooperate with the Discloser to obtain a protective order and to ensure that all Confidential Information and other information that is so disclosed will be accorded confidential treatment.

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(g)                                 In the event that the Discloser, in its sole discretion, so requests or the Partnership is terminated, the Recipient will promptly deliver to the Discloser all Confidential Information in its possession or in the possession of any of its Representatives. Any Confidential Information that is not returned or is not susceptible of being returned (including without limitation any oral Confidential Information) shall remain subject to this Article.

(h)                                 It is understood and agreed that money damages would not be a sufficient remedy for any breach or threatened breach of this Article and that the Discloser shall be entitled to seek specific performance and injunctive or other relief as a remedy for any such breach or threatened breach. The Recipient further agrees to waive any requirement for the security or posting of any bond in connection with such remedy. In the event that such relief is granted, such remedy or remedies shall not be deemed to be the exclusive remedy or remedies for breach or threatened breach of this Article but shall be in addition to all other remedies available to the Discloser.

(i)                                     No failure or delay by the Discloser in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

14.2                        Public Announcement

With the exception of an initial press release and/or announcement at the sole discretion of the Partners announcing the execution of this Agreement, neither party shall issue any press release or make any other public announcement concerning this Agreement without the consent of the other party, except for disclosure required by law. During the term or at any time thereafter, neither Partner shall directly or indirectly, make any statement that adversely affects, disparages or creates any material negative inference as to the reputation, prestige, value, image or impression of the Partnership, the other Partners, the Enerkem Technology, or any of either Partner’s respective officers, directors, Affiliates, personnel, products or related companies, by words, actions or other communications, or by any omissions to speak, act or otherwise communicate, or in any other manner.

ARTICLE XV

GENERAL

15.1                        Power of Attorney

Each Limited Partner hereby constitutes and appoints the General Partner as its true and lawful attorney, with full power of substitution, and empowers and authorizes such attorney, in the name, place and stead of such Limited Partner, to make, execute, sign, swear to, acknowledge and file in such place or places as may be required by law a declaration of limited partnership and any amendments thereto including, without limitation, any certificates or amendments required to evidence each Limited Partner’s admission and contribution to the Partnership as specified herein, and any other certificates or instruments, which by law may be required to be made and filed, and to include therein all information required by law. The foregoing appointment is hereby deemed coupled with an interest, is irrevocable and shall survive the death, incompetence, disability or dissolution of such Limited Partner

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15.2                        No Registration

Neither Partner may register this Agreement, notice of this Agreement or an assignment of this Agreement against title to the Superficies or the Varennes Property without the Approval of the Partners.

15.3                        Arbitration

(a)                                  Any matter which this Agreement provides shall be resolved by arbitration shall be resolved in accordance with the provisions of this section. The arbitration proceedings shall be held in English in Montreal.

(b)                                 The Partners shall jointly appoint one arbitrator within 15 days, provided that if they are unable to agree on such appointment, either Partner shall be entitled to make application to the Superior Court of Justice of Ontario pursuant to the Arbitration Act, 1991 (Ontario), as amended from time to time, for selection of an arbitrator, and the provisions of such Act shall govern such selection.

(c)                                  The arbitrator appointed under subsection (b) shall thereupon proceed to hear the submissions of the parties, and shall render a decision within 30 days after his or her appointment.  The arbitrator may determine a sum or value different from that proposed by the Partners.  The decision of the arbitrator shall be final and binding upon the parties and not subject to appeal.  The arbitrator shall have the authority to assess the costs of the arbitration panel against either or both of the Partners, provided, however, that each Partner shall bear its own witness and counsel fees.

15.4                        Notices

(a)                                  Any notice, demand, approval, consent or other communication permitted or required to be given pursuant to this Agreement shall be in writing and shall be given by personal delivery or by telecopier to the applicable address set forth below:

if to Enerkem, or any Representative of Enerkem, to or in care of:

Enerkem Inc.

615, boul. Rene-Levesque Ouest, Suite 820

Montreal, QC H3B 1P5

Attention:  V. Chornet

Fax: (514) 875-0835

if to GreenField or any Representative of GreenField, to or in care of:

GreenField Advanced Biofuels Inc.

c/o GreenField Ethanol Inc.

20 Toronto Street, 14  th Floor

Toronto, ON M5C 2B8

Attention:  Executive Vice President

Fax: (416) 304-1701

(b)                                 Each such communication shall be deemed to have been received:

(i)                                     on the date of delivery, if prior to 4:00 p.m. (local time) on a Business Day;

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(ii)                                  at the time of transmission by telecopier, if prior to 4:00 p.m. (local time) on a Business Day; or

(iii)                               otherwise, on the next following Business Day after delivery or transmission.

(c)                                  A party may, at any time and from time to time, change its address for delivery or communication by giving notice to the other parties in accordance with this section.

15.5                        Time of Essence

Time shall be of the essence of this Agreement and of every part hereof.

15.6                        Time for Action

If the time at which any action is required to be taken by any party pursuant to this Agreement falls on a day which is not a Business Day, then the action required to be taken shall be taken on the next day that is a Business Day.

15.7                        Amendment of Agreement

No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by both of the Partners.

15.8                        Assignment

Neither GreenField nor Enerkem shall be entitled to assign its rights and obligations in or arising out of this Agreement, except as expressly permitted hereunder. For greater certainty, a Partner’s rights to require the other Partner to enter into joint obligations in respect of Project Financing pursuant to Article IV are personal to each Partner, and shall not be assignable, except to an Affiliate as an incident of a transfer pursuant to Section 7.3.

15.9                        Non-Waiver

(a)                                  No consent to or waiver of any breach or default by any party in the performance of its obligations hereunder shall be deemed or construed to be a consent to or waiver of any other breach or default in the performance by such party of the same or any other obligations of such party hereunder.

(b)                                 Failure on the part of any party to complain of any act or failure to act by any other party or to declare any other party in default, irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights hereunder.

15.10                 Governing Law

(a)                                  Subject to subsection (a) below, this Agreement and (unless a specific choice of governing law is specified therein) all other documents delivered hereunder shall be deemed to be contracts made under the laws of the Province of Ontario and for all purposes including matters of construction, validity and performance shall be governed by the laws of such Province.

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(b)                                 Notwithstanding subsection above, the laws of the Province of Quebec shall govern the Superficies Agreement and the creation, validity and enforceability of the right of superficies conferred thereby.

15.11                 Enurement

This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns.

15.12                 Further Assurances

Each of the parties shall, from time to time hereafter and upon any reasonable request of either of the other parties, make or cause to be made all such further acts, deeds, assurances and things as may be required to more effectually implement the true intent of this Agreement. Each Partner covenants and agrees that within five Business Days after receiving a request therefor by the other Partner, it will deliver a certificate as to whether or not the requesting Partner is a Defaulting Partner or a Non-Funding Partner, which shall specify any Event of Default or default complained of.

15.13                 Rights of Partners Independent

The rights available to the Partners under this Agreement and at law shall be deemed to be several and not dependent on each other and each such right shall be accordingly construed as complete in itself and not by reference to any other such right.  Any one or more or any combination of such rights may be exercised by a Partner from time to time and no such exercise shall exhaust the rights or preclude any other Partner from exercising any one or more of such rights or combination thereof from time to time thereafter or simultaneously.

15.14                 Severability

If any covenant, obligation or agreement of this Agreement, or the application thereof to any Person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such covenant, obligation or agreement to Persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each covenant, obligation and agreement of this Agreement shall be separately valid and enforceable to the fullest extent permitted by law.

[Signatures on following page]

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IN WITNESS WHEREOF the parties have duly executed this Agreement under seal as evidenced by their properly authorized officers in that behalf as of the date first above written.

ENERKEM INC.

By:	/s/ Vincent Chornet
Vincent Chornet, President

GREENFIELD ADVANCED BIOFUELS INC.

By:	/s/ Donald G. Pierce
Donald G. Pierce, President

7037163 CANADA INC.

By:	/s/ Brian C. Keith
Brian C. Keith, Secretary

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Schedule A

1.                                      [ * ]

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Schedule B

1.                                      [ * ]

[ * ] CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED. CONFIDENTIAL TREATMENT